UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - September 3, 2019
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13696	31-1401455
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive, West Chester, Ohio 45069
(Address of principal executive offices, including zip code)

(513) 425-5000
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $0.01 Par Value	AKS	The New York Stock Exchange

Item 7.01	Regulation of FD Disclosures.

On January 28, 2019, AK Steel Holding Corporation (the “Company”) disclosed its plans to close the largely-idled Ashland Works facility by the end of 2019. As part of implementing those plans, today AK Steel issued formal notices under the Worker Adjustment and Retraining Notification (WARN) Act to its remaining Ashland Works employees. Notices were issued to all Ashland Works hourly and salaried employees that the sole operating coating line will be closed on or about November 4, 2019. At that time, approximately 175 employees will separate from their Ashland Works employment, and the remaining approximately 85 employees will assist with the plant closure and will separate on or shortly before December 31, 2019. The Company is finalizing transition plans for those employees interested in relocating to its other facilities and is on pace to transition its remaining customer orders to its other coating lines on or before November 4. The Company does not expect any interruptions to customer shipments as a result of this transition. As previously disclosed, the Company expects that the closure of the largely-idled facility, including the previously idled hot-end, and transition of products coated at Ashland Works to the Company’s other coating facilitates, once fully implemented, will result in annual savings of over $40 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated:	September 3, 2019